UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2016 (November 20, 2016)

Datasea Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-202071	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Xinghuo Rd

Changning Building, Suite 11D2E

Fengtai District

Beijing, P.R. China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86)10-58401996

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 20, 2016, Datasea Inc., a Nevada corporation (the “Company”), conducted the closing of a private placement transaction pursuant to subscription agreements (the “Subscription Agreements”) with a total of 15 investors (the “Investors”), all of whom are non-U.S. persons (as defined in Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)). The Investors are all individuals residing in the People’s Republic of China.

Pursuant to the Subscription Agreements, the Company has issued and sold to the Investors, and the Investors have purchased from the Company, an aggregate of 260,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company, for a purchase price of $1.38 per share, for total cash proceeds of $358,800. Pursuant to the Subscription Agreements, the Company has no obligation to register the Shares for resale under the Securities Act.

The description contained herein of the terms of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

Disclosures made under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

The Shares were offered and sold in reliance upon Regulation S of the Securities Act and are exempt from the registration requirements of the Securities Act. The Shares have not been registered under the Securities Act or any other applicable securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act. The Investors have acknowledged that the Shares issued have not been registered under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2016	DATASEA INC.

By: /s/ Zhixin Liu
Name: Zhixin Liu
Title: Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Secretary and Treasurer

-3-